UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

ACHIEVE LIFE SCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	033-80623	95-4343413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22722 29th Drive SE, Suite 100 Bothell, WA		98021

1040 West Georgia, Suite 1030 Vancouver, B.C., Canada		V6E 4H1
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (604) 210-2217

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	ACHV	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As noted below, on June 7, 2023, the stockholders of Achieve Life Sciences, Inc. (the “Company”) approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to permit the exculpation of officers as permitted pursuant to recent amendments to the Delaware General Corporation Law. On June 8, 2023, the Company filed the Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to effect such amendment. A copy of the Third Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 7, 2023. The following is a brief description of each matter voted upon and the certified voting results.

(1)    Election of eight directors to serve until the Company’s next annual meeting or until the directors’ successors are duly elected and qualified:

	For	Withhold	Broker Non-Votes
John Bencich	8,969,977	472,789	4,581,301
Stuart Duty	9,328,630	114,136	4,581,301
Vaughn Himes	9,328,424	114,342	4,581,301
Cindy Jacobs	8,918,432	524,334	4,581,301
Thomas B. King	9,330,635	112,131	4,581,301
Bridget Martell	8,926,207	516,559	4,581,301
Thomas Sellig	9,331,568	111,198	4,581,301
Richard Stewart	8,808,167	634,599	4,581,301

Pursuant to the foregoing votes, the nominees listed above were elected as directors to serve on the Company’s board of directors.

(2)    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

For	Against	Abstain	Broker Non-votes
13,913,542	92,933	17,592	—

Pursuant to the foregoing votes, the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was ratified.

(3)    Approval of an amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation to permit the exculpation of officers as permitted pursuant to recent amendments to the Delaware General Corporation Law:

For	Against	Abstain	Broker Non-votes
9,243,103	162,071	37,592	4,581,301

Pursuant to the foregoing votes, the amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation is approved.

(4)    Approval, by a non-binding advisory vote, of the compensation paid by the Company to its named executive officers:

For	Against	Abstain	Broker Non-votes
8,705,275	554,973	182,518	4,581,301

Pursuant to the foregoing non-binding advisory votes, the compensation paid by the Company to its named executive offices is approved.

(5)    Approval, by a non-binding advisory vote, of whether future non-binding advisory votes to approve the compensation paid by the Company to its named executive officers should be held every one, two or three years:

1 Year	2 Years	3 Years	Abstain
1,968,627	327,350	7,119,074	27,715

Pursuant to the foregoing non-binding advisory votes, the stockholders approved the frequency for future advisory votes on compensation paid by the Company to its named executive officers of every three years. Consistent with the recommendation of the Company’s Board of Directors and the outcome of the stockholder vote regarding this proposal, the Company’s Board of Directors determined to hold an advisory vote once every three years to approve the compensation paid by the Company to its named executive officers.

(6)    Approval of the Company’s 2023 Non-Employee Director Equity Incentive Plan:

For	Against	Abstain	Broker Non-votes
8,373,952	897,609	171,205	4,581,301

Pursuant to the foregoing votes, the Company’s 2023 Non-Employee Director Equity Incentive Plan is approved.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Title or Description

3.1	Third Amended and Restated Certificate of Incorporation, filed June 8, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACHIEVE LIFE SCIENCES, INC.

Date: June 9, 2023	/s/ John Bencich
John Bencich Chief Executive Officer (Principal Executive and Financial Officer)